UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2019

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As reported in a Current Report on Form 8-K filed on April 23, 2019 (the “Original Form 8-K”), Thomas A. Kingsbury will step down as Chief Executive Officer of Burlington Stores, Inc. (the “Company”), effective as of the date on which the Company’s new Chief Executive Officer, Michael O’Sullivan, commences employment with the Company. Upon stepping down as Chief Executive Officer, Mr. Kingsbury will assume the role of Executive Chairman of the Company’s Board of Directors (the “Board”).

This Form 8-K/A amends the Original Form 8-K to provide information regarding the terms of Mr. Kingsbury’s service as Executive Chairman.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2019, the Company and Mr. Kingsbury entered into an agreement governing the terms of his service as Executive Chairman (the “Chairman Agreement”), which supplements the terms of the Employment Agreement by and among Mr. Kingsbury, Burlington Coat Factory Warehouse Corporation, and Burlington Coat Factory Holdings, Inc., dated as of December 2, 2008, as amended (the “Employment Agreement”). The Chairman Agreement provides that, upon the commencement of Mr. O’Sullivan’s employment with the Company, Mr. Kingsbury will step down as Chief Executive Officer and assume the position of Executive Chairman. Mr. Kingsbury’s employment as Executive Chairman will continue until February 1, 2020 (the “Term”), unless terminated earlier by the Company or Mr. Kingsbury. During the Term, Mr. Kingsbury will provide transition and other related services to the Company to transition his executive responsibilities to Mr. O’Sullivan and will perform such other duties normally assigned to an Executive Chairman of a publicly-traded corporation. Under the terms of the Chairman Agreement, at the expiration of the Term, Mr. Kingsbury will be deemed to have resigned from all positions with the Company, including as a member of the Board, unless otherwise agreed to by the parties.

During the Term, Mr. Kingsbury’s compensation and benefits will continue at the same level as they have been during 2019 and Mr. Kingsbury will remain eligible to receive a bonus under the Company’s fiscal year 2019 annual incentive program, based on actual performance during fiscal year 2019 and subject to Mr. Kingsbury’s continued employment through the end of such fiscal year. In addition, the Chairman Agreement provides that Mr. Kingsbury will be entitled to receive retirement vesting with respect to his outstanding equity awards, as contemplated by the Employment Agreement and subject to Mr. Kingsbury agreeing to provide consulting services to the Company during the one-year period following his termination as Executive Chairman in accordance with the terms of his Employment Agreement. Mr. Kingsbury’s employment as Executive Chairman may be terminated prior to the expiration of the Term by the Company or by Mr. Kingsbury for any reason. Any termination prior to the expiration of the Term generally will be governed by the applicable provisions of the Employment Agreement, including provisions under the Employment Agreement entitling Mr. Kingsbury to certain severance or termination-related payments and benefits. The Chairman Agreement clarifies, however, that Mr. Kingsbury will not be entitled to any severance upon the expiration of the Term.

The foregoing summary description of the terms and conditions of the Chairman Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Chairman Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Chairman Agreement, dated June 14, 2019, by and between Burlington Stores, Inc. and Thomas A. Kingsbury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Senior Vice President of Investor Relations and Treasurer

Date: June 17, 2019